Patheon Reports Growth Across All Segments For Fourth Quarter;
Provides Outlook for Fiscal Year 2017

Financial Highlights:

•	4Q 2016 revenue increased 10% to $510M compared to 4Q 2015

•	Net income from continuing operations was $44M

•	Net Income from continuing operations per diluted share was $0.30

•	4Q 2016 Adjusted EBITDA was $124M or 24% of revenue

DURHAM, NC - BUSINESSWIRE – December 20, 2016 - Patheon N.V. (NYSE: PTHN), a leading global provider of pharmaceutical development and manufacturing services, today reported financial results for the fourth quarter and fiscal year ended October 31, 2016.
Fourth quarter 2016 revenue was $510 million, an increase of 10% compared to the fourth quarter of 2015. The increase in the company’s financial performance was driven by year-over-year growth in all three business segments despite temporary closings at three sites due to weather and power outages.
“The overall business performed well with continued strong momentum in the fourth quarter and for the year overall, securing record contract wins in 2016. We are increasingly engaging with customers at a more strategic level to provide one of the industry’s broadest, scalable solutions from development through commercial manufacturing to help them simplify and optimize supply chain needs,” said Patheon CEO Jim Mullen.
Fourth quarter 2016 net income from continuing operations was $44 million. Fourth quarter 2016 net income from continuing operations per diluted share was $0.30.
Fourth quarter 2016 Adjusted EBITDA was $124 million, a 17% increase compared to the fourth quarter of 2015. Fourth quarter 2016 Adjusted EBITDA margin as a percentage of revenue was 24%, up 130 basis points compared to the same period last year.

Fourth Quarter 2016 Segment Highlights

	Revenue	Y-o-Y Growth	Adj. EBITDA	Y-o-Y Growth
DPS	$298M	10%	$80M	14%
PDS	$60M	18%	$23M	36%
DSS	$152M	10%	$49M	9%

•	Despite the temporary closures at the two sites, the DPS segment benefitted from continued volume growth and demand across sterile and oral solid dose forms.

•	The double-digit growth for PDS was primarily driven by strong demand for sterile and low-solubility services and improved productivity across the network.

•	The Drug Substance segment continued to see strong demand for biologics services, which now represents approximately 50% of the segment’s total revenues.

Fiscal 2016 Financial Highlights
For fiscal year 2016, revenue was $1.9 billion. Net income from continuing operations was $35 million. Adjusted EBITDA was $395 million.

Financial Position
As of October 31, 2016 cash and cash equivalents were $165M and total debt was $2.1 billion, resulting in net debt of approximately $2.0 billion.

Financial Outlook 2017
The company forecasts growth across all three business segments in fiscal 2017 with performance as outlined below.

	2017*	Growth
Revenue	$2,050M	10%
Adjusted EBITDA	$475M	20%
Adjusted Net Income	$202M - $222M	59% - 75%
Adjusted EPS	1.37 - 1.51	34% - 48%
* - at average 2016 Euro/USD rate of $1.11

Fourth Quarter 2016 Conference Call
Patheon’s management will host a conference call and webcast to discuss the results on Wednesday, December 20, 2016 at 8:00 a.m. Eastern Standard Time (EST). The conference call webcast can be accessed through the investor relations section of Patheon’s website, www.patheon.com. To participate in the conference call, dial 1-877-407-9039 (USA) or
1-201-689-8470 (International). A replay of the webcast will be available on the company's website for 90 days.

About Patheon
Patheon is a leading global provider of pharmaceutical development and manufacturing services. With approximately 8,000 employees worldwide, Patheon provides a comprehensive, integrated and highly customizable set of solutions to help customers of all sizes satisfy complex development and manufacturing needs at any stage of the pharmaceutical development cycle.
Forward-Looking Statements
This press release contains forward-looking statements which reflect the current beliefs and expectations of Patheon’s management regarding the company’s future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. The statements in this press release that are not historical facts may be forward-looking statements. Readers can identify these forward-looking statements by the use of words such as ‘‘outlook,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘predicts,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates’’ or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties, which could cause actual results to differ from those indicated in these forward looking statements. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the prospectus included in the company’s registration statement, in the form last filed with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.
Use of Non-GAAP Financial Measures
We define Adjusted EBITDA as income (loss) from continuing operations before repositioning expenses (including certain product returns and inventory write-offs recorded in gross profit), interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition and integration costs (including certain product returns and inventory write-offs recorded in gross profit), gains and losses on sale of capital assets, Biologics earnout income and expense, income taxes, impairment charges, remediation costs, depreciation and amortization, stock-based compensation expense, consulting costs related to our operational initiatives, purchase accounting adjustments, acquisition-related litigation expenses and other income and expenses.

We define Adjusted net income as Adjusted EBITDA minus depreciation expense (excluding amortization from intangibles acquired in acquisitions), interest expense (excluding amortization of the deferred financing costs), and tax expense. In addition, we exclude discrete tax items and apply an estimated tax effect on adjustments within the calculation. The estimated tax effect is calculated using statutory tax rates on each expense item, except in the case where a jurisdiction is under a full valuation allowance at the time of the expense, in which we apply a tax rate of 0%.

We define Adjusted EPS as Adjusted net income divided by the average number of shares outstanding on a diluted basis for the related period.

Our management uses Adjusted EBITDA as one of several metrics to measure the Company’s operating performance. Adjusted EBITDA is also a component of the performance objectives used to determine the short and long-term incentive portions of executive compensation. We present Adjusted net income and Adjusted EPS because we believe they are useful supplemental measures in evaluating the performance of our operations and provide greater transparency into our results. We believe that providing these non-GAAP financial measures to investors as a supplement to the comparable U.S. GAAP measures in evaluating the performance of our operations provides greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP financial measures do not have standard meanings, so they may not be comparable to similarly-titled measures presented by other companies and should not be considered in isolation or as a substitute for U.S. GAAP financial measures of performance. Reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure is included with the financial statements in this press release.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of-period foreign currency exchange rates. As a result, the Company does not believe that a GAAP reconciliation to forward-looking on-GAAP financial measures would provide meaningful supplemental information about the Company’s outlook.

Contact:
For media:
Mari Mansfield, 919-226-3137
or
For investors:
Tyler Gronbach, 919-226-3165

Patheon N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	10/31/2016	10/31/2015	10/31/2016	10/31/2015
(in millions of U.S. dollars, except share data)	$	$	$	$
Revenues	510.2	462.0	1,866.7	1,774.2
Cost of goods sold	351.0	312.8	1,321.1	1,215.7
Gross profit	159.2	149.2	545.6	558.5
Selling, general and administrative expenses	83.8	78.6	322.6	309.0
Research and development	0.3	0.9	2.1	14.8
Repositioning expenses	4.4	3.8	7.3	25.1
Acquisition and integration costs	4.0	3.9	16.6	19.3
Impairment charge	(0.10)	0.9	-	4.1
Other operating loss	(3.50)	4.6	(0.70)	4.6
Operating income	70.3	56.5	197.7	181.6
Interest expense, net	30.9	42.9	160.4	141.8
Foreign exchange (gain) loss, net	(2.50)	8.6	5.7	17.8
Refinancing expenses	21.6	-	21.6	3.7
Gain on sale of third party investment	-	(16.20)	-	(16.20)
Other loss (income), net	0.5	(0.10)	(0.80)	(0.70)
Income before income taxes	19.8	21.3	10.8	35.2
(Benefit from) provision for income taxes	(24.30)	(19.50)	(24.00)	0.3
Net income from continuing operations	44.1	40.8	34.8	34.9
Net (loss) income from discontinued operations	-	106.6	(3.10)	103.5
Net income	44.1	147.4	31.7	138.4

Basic earnings (loss) per ordinary share
From continuing operations	$0.30	$0.35	$0.28	$0.30
From discontinued operations	-	$0.92	$(0.030)	$0.90

Diluted earnings (loss) per ordinary share
From continuing operations	$0.30	$0.35	$0.28	$0.30
From discontinued operations	-	$0.92	$(0.020)	$0.90

Average number of ordinary shares outstanding (in thousands)
Basic	145,074	115,610	123,924	115,610
Diluted	145,812	115,610	124,304	115,610

Patheon N.V.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of October 31, 2016	As of October 31, 2015
(in millions of U.S. dollars, except share data)	$	$
Assets
Current
Cash and cash equivalents	165.0	328.7
Accounts receivable, net	401.0	329.1
Inventories, net	395.2	369.6
Income taxes receivable	8.7	5.6
Prepaid expenses and other	21.5	15.7
Total current assets	991.4	1,048.7
Capital assets	983.6	877.0
Intangible assets	247.6	275.8
Deferred financing costs	50.3	73.5
Deferred tax assets	29.8	0.6
Goodwill	281.6	284.4
Investments	11.5	14.9
Other long-term assets	44.1	40.1
Total assets	2,639.9	2,615.0
Liabilities and shareholders' / members' deficit
Current
Short-term borrowings	-	0.4
Accounts payable and accrued liabilities	393.6	461.8
Income taxes payable	6.6	9.0
Deferred revenues - current	154.2	105.9
Current portion of long-term debt	19.5	21.2
Total current liabilities	573.9	598.3
Long-term debt	2,099.5	2,646.7
Deferred revenues	102.3	75.2
Deferred tax liabilities	67.1	79.1
Other long-term liabilities	145.5	79.9
Total liabilities	2,988.3	3,479.2
Commitments and contingencies
Shareholders' / members' deficit:
Ordinary shares (145,074,042 shares issued and outstanding, 500,000,000 shares authorized, as of October 31, 2016, par value of €0.01 per share)	1.6	-
Additional paid in capital	591.4	-
Membership interests	-	30.0
Accumulated deficit	(842.10)	(820.50)
Accumulated other comprehensive loss	(99.30)	(73.70)
Total shareholders' / members' deficit	(348.40)	(864.20)
Total liabilities and shareholders' / members' deficit	2,639.9	2,615.0

Patheon N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Twelve months ended October 31,
	2016	2015
(in millions of U.S. dollars)	$	$
Operating activities
Net income from continuing operations	34.8	34.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113.0	107.8
Increase in deferred revenues	356.5	262.7
Amortization of deferred revenues	(263.80)	(221.30)
Non-cash interest	25.3	16.6
Change in other long-term assets and liabilities	(13.30)	(19.30)
Deferred income taxes	(37.00)	(10.00)
Stock-based compensation	21.6	13.9
Impairment	-	4.1
Excess tax benefit from share-based payment arrangements	-	(7.80)
Gain on sale of third party investment	-	(16.20)
Return on capital from equity investment	1.3	-
Foreign exchange gain on debt	(0.30)	(1.60)
Other	(1.40)	4.6
Net change in non-cash working capital balances	(175.90)	(26.60)
Cash provided by operating activities of continuing operations	60.8	141.8
Cash (used in) provided by operating activities of discontinued operations	(2.90)	43.2
Cash provided by operating activities	57.9	185.0
Investing activities
Additions to capital assets	(205.80)	(146.90)
Proceeds from sale of capital assets	0.1	6.5
Equity investment in related party	-	(5.00)
Proceeds on sale of third party investment	-	21.4
Return of capital from equity investment	2.3	-
Acquisitions, net of cash acquired	-	(170.20)
Cash used in investing activities of continuing operations	(203.40)	(294.20)
Cash (used in) provided by investing activities of discontinued operations	(3.30)	205.9
Cash used in investing activities	(206.70)	(88.30)
Financing activities
Proceeds from long-term borrowings	40.8	804.2
Repayment of debt	(591.80)	(92.90)
Redemption of note payable issued as a distribution to member	(51.00)	-
Increase in deferred financing costs	-	(19.50)
Capital contribution	1.2	-
Proceeds on issuance of ordinary shares, net	584.8	-

Excess tax benefit from share-based payment arrangements	-	7.8
Cash distribution to members from proceeds obtained from the issuance of the Senior PIK Toggle Notes- indent more	-	(538.00)
Cash distribution to shareholders for spinoff of subsidiary	-	(12.40)
Cash (used in) provided by financing activities of continuing operations	(16.00)	149.2
Cash used in financing activities of discontinued operations	-	(1.00)
Cash provided by financing activities	(16.00)	148.2
Effect of exchange rate changes on cash and cash equivalents	1.1	(0.80)
Net change in cash and cash equivalents during the period	(163.70)	244.1
Cash and cash equivalents, beginning of period	328.7	84.6
Cash and cash equivalents, end of period	165.0	328.7

Patheon N.V.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	10/31/2016	10/31/2015	10/31/2016	10/31/2015
(in millions of U.S. dollars)	$	$	$	$
Net income (loss) from continuing operations	$44.1	$40.8	$34.8	$34.9
Depreciation and amortization	31.5	28.5	113.0	107.8
Repositioning expenses	6.3	3.8	9.2	25.1
Acquisition and integration costs	4.0	4.0	16.6	22.3
Interest expense, net	30.9	42.8	160.4	141.8
Impairment charge	-	0.9	-	4.1
(Benefit from) provision for income taxes	(24.30)	(19.50)	(24.00)	0.3
Refinancing expenses	21.6	-	21.6	3.7
Operational initiatives related consulting costs	0.3	4.1	4.2	13.0
IPO Costs	0.9	2.1	2.0	4.5
Acquisition-related litigation expenses	1.0	4.9	4.0	12.7
Stock-based compensation expense	5.3	2.6	21.6	13.9
Remediation costs	5.3	2.6	32.8	2.6
Gain on sale of third party investment	-	(16.20)	-	(16.20)
Other	(3.00)	4.7	(1.60)	4.1
Total Adjusted EBITDA	$123.9	$106.1	$394.6	$374.6

Patheon N.V.
Consolidated Segment Operations
(unaudited)
(in millions of U.S. Dollars)

	Three months ended October 31, 2016
	Revenues	Adjusted EBITDA
	$	$
DPS	297.9	80.4
PDS	60.4	22.6
DSS	152.2	49.1
Other	-	(28.20)
Intersegment Eliminations	(0.30)	-
Total	510.2	123.9

	Three months ended October 31, 2015
	Revenues	Adjusted EBITDA
	$	$
DPS	272.4	70.6
PDS	51.2	16.6
DSS	138.5	45.2
Other	-	(26.30)
Intersegment Eliminations	(0.10)	-
Total	462.0	106.1